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                                                                   EXHIBIT 10.13

                FOUNDER STOCK REPURCHASE AND VESTING AGREEMENT

     AGREEMENT, dated February 12, 1998, between PARADIGM GENETICS INC., a North Carolina corporation (the "Company"), and John A. Ryals (the "Founder").

                                  BACKGROUND

     Founder is the a founder of the Company and a holder of 1,193,181 shares of the Common Stock, par value $0.01 per share, of the Company (after giving effect to a stock dividend referred to in Section 1.1 below). On the date hereof, certain investors are purchasing shares of the Company's Series A Preferred Stock in exchange for financial considerations. As a condition to such purchase, the investors require certain personnel of the Company, including Founder, to enter into this Agreement, pursuant to which, among other things, Founder will agree to sell his shares of the Company's Common Stock to the Company upon the occurrence of certain events.

SECTION 1.  PURCHASE OF SHARES.

     1.1 Purchase. On September 9, 1997 and October 13, 1997, Founder purchased from the Company, and the Company sold to the Founder, 1,400 shares in the aggregate of the Company's Common Stock at a purchase price of $1.00 per share. On or about the date of this Agreement the Company is effecting a stock dividend on the Common Stock (of 851.2727 shares for each outstanding share of Common Stock) with the effect that the Founder will hold 1,193,181 shares of Common Stock (collectively, the "Purchased Stock") and will, in effect, have paid a purchase price of $0.001 per share (the "Purchase Price").

     1.2 Payment. The Founder paid the Purchase Price for the Purchased Shares in cash. Concurrently with the execution of this Agreement, Founder shall deliver to the Secretary of the Company additional documents, if any, that may be required by the Company as a condition to Founder's obligations under this Agreement.

SECTION 2.  SECURITIES LAW COMPLIANCE.

     2.1 Exemption from Registration. The Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act" or "Act"), and were issued to Founder in reliance upon an exemption from such registration.

     2.2 Restricted Securities. Founder hereby confirms that Founder has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under such Act or unless an exemption from such registration is available. Accordingly, Founder hereby acknowledges that Founder is prepared to hold the Purchased Shares for an indefinite period and that Founder is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933
Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Founder is aware of the adoption of Rule 144 by the Commission which permits limited public resales of securities acquired in a nonpublic
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offering, subject to the satisfaction of certain conditions. Founder understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer; the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being through a broker in an unsolicited "broker's transaction"; and the amount of securities being sold during any three-month period not exceeding specified limitations. Founder acknowledges and understands that the Company may not satisfy the current public information requirement of Rule 144 at the time Founder wishes to sell the Purchased Shares or other conditions under Rule 144 that are required of the Company. If so, Founder understands that Founder may be precluded from selling the securities under Rule 144 even if the holding period of the Rule has been satisfied. Prior to Founder's acquisition of the Purchased Shares, Founder acquired sufficient information about the Company to reach an informed, knowledgeable decision to acquire the Purchased Shares. Founder has such knowledge and experience in financial and business matters so as to make Founder capable of utilizing such information to evaluate the risks of the prospective investment and to make an informed investment decision. Founder is able to bear the economic risk of Founder's investment in the Purchased Shares.

SECTION 3.  SPECIAL PROVISIONS.

     3.1 Stockholder Rights. Until such time as the Company actually exercises its repurchase rights under this Agreement, Founder shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, including any Purchased Shares held in escrow under Section 6, subject, however, to the transfer restrictions of Section 4 and any restrictions contained in the Company's Articles of Incorporation.

     3.2 Section 83(b) Election. Founder understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, the term "forfeiture restrictions" includes the right of the Company to repurchase the Purchased Shares pursuant to its Repurchase Right under Section 5 of this Agreement. Founder understands that, assuming the Purchased Shares were subject to forfeiture restrictions when acquired, Founder may elect to be taxed at the time the Purchased Shares were acquired (to the extent the fair market value of the Purchased Shares differs from the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions), by filing an election under Section 83(b) of the Code with the Internal Revenue Service (the "I.R.S.") within 30 days after such date, such filing to be made by registered or certified mail, return receipt requested. Founder understands that Founder must retain two copies of the completed form for filing with Founder's state and federal tax returns for the current tax year and one additional copy for Founder's records. If the fair market value of the Purchased Shares at the date of purchase equals the Purchase Price paid (and thus no tax is payable), the election can be made to avoid potential adverse tax consequences in the future, assuming again that the Purchased Shares were subject to forfeiture restrictions when acquired. The form for making this election may be obtained from I.R.S. or the Company. Founder understands that failure to make a permitted filing within the 30 day period results in the recognition of ordinary income by the Founder (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse.

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Founder acknowledges that it is Founder's sole responsibility, and not the
Company's, to file a timely election under Section 83(b), even if Founder requests the Company or its representatives to make this filing on Founder's behalf. Founder is relying solely on Founder's advisors with respect to the decision as to whether or not to file an 83(b) election, recognizing that the Purchased Shares did not become subject to forfeiture provisions until the date hereof.

SECTION 4.  TRANSFER RESTRICTIONS.

     4.1 Restriction on Transfer. Founder shall not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares except in accordance with the terms and conditions of the Investors' Rights Agreement (the "Investors' Rights Agreement"), dated as of the date hereof, to which Founder is a party.

     4.2 Definition of Owner. For purposes of Sections 5 and 6 of this Agreement, the term "Owner" shall include the Founder and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Founder in accordance with Section 4.1.

SECTION 5.  REPURCHASE RIGHT.

     5.1 Grant. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the 90 day period (or such longer period mutually agreed to by the parties) following the date the Founder ceases to be a "Service Provider" (as defined below) to the Company for any reason (including death), to repurchase at the Purchase Price all or (at the discretion of the Company and with the consent of the Founder) any portion of the Purchased Shares in which the Founder has not acquired a vested interest in accordance with the vesting provisions of Section 5.3 (such shares called the "Unvested Shares"). For purposes of this Agreement, the Founder shall be deemed to be a "Service Provider" to the Company for so long as the Founder renders periodic services to the Company (or one or more of its parent or subsidiary corporations), whether as an employee, non-employee member of the board of directors, or an independent, non-employee consultant and whether pursuant to an employment agreement or otherwise.

     5.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable 90 day period specified in Section
5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 45 days after the date of notice. The Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased (unless already held by the Secretary in escrow under this Agreement), each certificate to be properly endorsed for transfer. The Company shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with Section 6.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares that are to be repurchased.

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     5.3  Termination of the Repurchase Right.

          (a) The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Founder is vested in accordance with the schedule below. Accordingly, the Founder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following provisions:

               (i) During the initial 12 month period measured the date of this Agreement (the "Vesting Measurement Date"), the Founder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, (A) 6.25% of the Purchased Shares three months after the Vesting Measurement Date,
(B) an additional 6.25% of the Purchased Shares six months after the Vesting Measurement Date, (C) an additional 6.25% of the Purchased Shares nine months after the Vesting Measurement Date, and (D) an additional 6.25% of the Purchased Shares twelve months after the Vesting Measurement Date. Accordingly, upon the expiration of the initial 12 month period measured from the Vesting Measurement Date, the Founder shall have acquired a vested interest in, and the Repurchase Right shall have lapsed with respect to, 25% of the Purchased Shares.

               (ii) From and after the expiration of the initial 12 month period measured from the Vesting Measurement Date, the Founder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Purchased Shares in a series of successive monthly installments each equal to 1/48th of the Purchased Shares. Accordingly, upon the expiration of 48 months after the Vesting Measurement Date, the Founder shall have acquired a vested interest in, and the Repurchase Right shall have lapsed with respect to all of the Purchased Shares.

               (iii) Upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of the Company's Common Stock at a price per share of not less than $10.00 (as adjusted for stock splits and the like effected after the date of this Agreement) and an aggregate offering price to the public of not less than $20,000,000, the Founder shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Unvested Shares as of such closing.

               (iv) The Company acknowledges and agrees that, during the period beginning on the date of this Agreement and ending 48 months thereafter, the Founder's relationship with the Company as a Service Provider may not be terminated by the Company without Cause except with the consent of John Ryals (or, if John Ryals is not the Chief Executive Officer of the Company, the then current Chief Executive Officer) and at least one of Jorn Gorlach, Sandy Stewart, or Scott Uknes (excluding any of these three persons that is not then a Service Provider to the Company). In the event that the Founder's relationship with the Company as a Service Provider is terminated by the Company without Cause during such 48-month period, then the Founder shall, upon the date of such termination, acquire a vested interest in, and the Purchase Right shall lapse with respect to, 25% of the Purchased Shares, in

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addition to any other Purchased Shares for which the Founder shall have acquired a vested interest in, and the Repurchase Right shall have lapsed with respect to, prior to such termination date. For purposes of this Section 5.3, "Cause" shall have the meaning given such term in the Founder Employment Agreement between the Company and the Founder, dated on or about the date hereof, or any successor or replacement agreement between the Company and the Founder, as a Service Provider.

          (b) All Purchased Shares as to which the Repurchase Right lapses shall, however, continue to be subject to the applicable terms and conditions of the Investors' Rights Agreement.

     5.4 Fractional Shares. No fractional shares shall be repurchased by the Company. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of Section 5.3) at the time the Founder ceases to be a Service Provider, then such fractional share shall be added to any fractional share in which the Founder is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

     5.5 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

     5.6  Corporate Transaction.

          (a) In the event of any of the following transactions (a "Corporate Transaction"), the Repurchase Right shall automatically lapse in its entirety, and the Founder shall acquire a vested interest in all the Purchased Shares, upon the consummation of such Corporate Transaction:

               (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which 50% or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

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          (b)  To the extent the Repurchase Right remains in effect following such Corporate Transaction in accordance with Section 5.6(a), it shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Corporate Transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

     5.7 Legend. All certificates representing Purchased Shares subject to the Company's Right of Repurchase shall be endorsed with the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS CERTAIN REPURCHASE RIGHTS TO THE COMPANY UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

SECTION 6.  ESCROW.

     6.1 Deposit. Upon request of the Company (which request the Company may make at any time and from time to time), the certificates for the Purchased Shares which are subject to the Repurchase Right shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Section 6. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The
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deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 6.4. Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued a receipt acknowledging the number of Purchased Shares (or other assets and securities) delivered in escrow to the Secretary of the Company.

     6.2 Recapitalization. All regular cash dividends on the Purchased Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately delivered to the Secretary of the Company to be

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held in escrow under this Section 6, but only to the extent the Purchased Shares are at the time subject to the escrow requirements of Section 6.1.

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     6.3  Release Surrender.  The Purchased Shares, to the extent, and together with any other assets or securities, held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

          (a) Should the Company elect to exercise a purchase right with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities).

          (b) Should a stockholder exercise a purchase right under the Investors' Rights Agreement, then the escrowed certificates for Purchased Shares subject to such purchase right (together with any other assets or securities issued with respect thereto) shall be delivered to the Company for cancellation, concurrently with the payment to the Owner of the purchase price provided for in the Investors' Rights Agreement, and the Owner shall cease to have any further rights or claims with respect to such Purchased Shares (or other assets or securities).

          (c) As the interest of the Founder in the Purchased Shares (or any other assets or securities issued with respect thereto) vests in accordance with the provisions of Section 5, the certificates for such vested shares (as well as all other vested assets and securities) held in escrow hereunder shall be released from escrow and delivered to the Owner in accordance with the following schedule:

               (i) The initial release of vested shares (or other vested assets and securities) from escrow shall be effected in increments of 6.25% of the Purchased Shares within 30 days following the expiration of the initial 3, 6, 9 and 12 month periods measured from the Vesting Measurement Date.

               (ii) Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at monthly intervals at the rate of 1/48th of the Purchased Shares each month thereafter, with the first such monthly release to occur 13 months after the Vesting Measurement Date.

               (iii) Upon the Founder's cessation of Service Provider status, any escrowed Purchased Shares (or other assets or securities) in which the Founder is at the time vested shall be promptly released from escrow.

               (iv) Upon any earlier termination of the Company's Repurchase Right in accordance with the applicable provisions of Section 5, the Purchased Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully vested shares or other property.

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          (d)  All Purchased Shares (or other assets or securities) released from escrow in accordance with the provisions of Section 6.3(c) above shall nevertheless remain subject to the applicable terms and conditions of the Investors' Rights Agreement until such provisions terminate in accordance therewith.

SECTION 7.   GENERAL PROVISIONS.

     7.1  Assignment.  The Company may assign its Repurchase Rights under
Section 5 to any person or entity selected by the Company's Board of Directors, including (without limitation) one or more stockholders of the Company other than the Founder.

     If the assignee of the Repurchase Right is neither a parent nor a subsidiary of the Company, then such assignee must make a cash payment to the Company, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of the fair market value of the Unvested Shares at the time subject to the Repurchase Right (as determined by the Company's Board of Directors) and the aggregate Purchase Price payable for such Unvested Shares.

     7.2 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Founder any right to continue in the service of the Company (or any parent or subsidiary of the Company employing or retaining Founder) for any period of time or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary of the Company employing or retaining Founder) or the Founder, which rights are hereby expressly reserved by each, to terminate the Service Provider status of Founder at any time for any reason whatsoever, with or without cause.

     7.3 Notices. Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten days' advance written notice under this Section 7.3 to all other parties to this Agreement.

     7.4 No Waiver. The failure of the Company (or its assignees) in any instance to exercise the rights granted under this Agreement shall not constitute a waiver of any other right that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Founder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

     7.5 Cancellation of Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares

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shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates have been delivered as required by this Agreement.

     7.6 Founder Undertaking. Founder hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Founder or the Purchased Shares pursuant to the express provisions of this Agreement.

     7.7 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

     7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

     7.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.10 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Founder and the Founder's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     IN WITNESS WHEREOF, the parties have executed this Founder Stock Repurchase and Vesting Agreement on the day and year first set forth above.


                              PARADIGM GENETICS INC.


                              By: /s/ John A. Ryals
                                 -----------------------------------
                              Name:     John A. Ryals
                              Title:    CEO/President
                              Address:  85 Alexander Drive, Suite 100
                                        Research Triangle Park, NC  27709

                              FOUNDER

                              /s/ John A. Ryals
                              --------------------------------------
                              John A. Ryals



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                              Address:   85 Alexander Drive
                                         Suite 100
                                         Research Triangle Park, NC  27709

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                                   EXHIBIT A

                     Assignment Separate From Certificate


     FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto Paradigm Genetics Inc., a North Carolina corporation (the "Company"), ____________ (_____) shares of the ________________ Capital Stock of
_____________________________standing in _____________________ name on the books of said corporation represented by Certificate No._____________ herewith and does hereby irrevocably constitute and appoint the Secretary of the Company Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:  ___________________


                              Signature_____________________________

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